UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 17, 2008 (April 15, 2008)

Introgen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21291 (Commission File Number)	74-2704230 (IRS Employer Identification No.)
301 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)
(512) 708-9310
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 15, 2008, Robert Pearson was elected to the Board of Directors of Introgen Therapeutics, Inc. (“Introgen”) as a Class II director in accordance with Introgen’s bylaws and certificate of incorporation, each as amended, to fill the vacancy created by the additional director seat approved by the Board of Directors on April 11, 2008. On April 17, 2008, Introgen issued a press release announcing the election of Robert Pearson to the Board of Directors. A copy of this press release is attached hereto as Exhibit 99.1.
On April 15, 2008, Mr. Pearson was granted an option to purchase 33,600 shares of Introgen common stock pursuant to our 2000 Stock Plan (the “Option”). The shares subject to the Option will vest and become exercisable as to one thirty-sixth (1/36th) of the total number of shares subject to the Option each month, beginning in May 2008, subject to Mr. Pearson’s continued service to Introgen.
Introgen and Mr. Pearson are parties to a letter agreement dated January 10, 2008 (the “Agreement”) whereby Mr. Pearson will provide certain business development services to Introgen in connection with potential co-development, collaborations, marketing partnerships or certain other potential strategic transactions. In consideration of such services, upon the consummation of such a transaction, Introgen will pay Mr. Pearson a fee equal to one-half of one percent (0.5%) of certain monetary benefits received by Introgen or its stockholders in certain transactions where Mr. Pearson has provided services, net of any contemplated expenditures of money or other assets by Introgen in connection with such transaction, up to a maximum fee of three million dollars ($3,000,000), and subject in each case to all applicable laws. Mr. Pearson would not receive a fee with respect to funding received by Introgen which Introgen is expected to expend for research and development programs, full time equivalent payments with respect to employees, or loans, in connection with collaborative programs, business partnerships or strategic transactions, or otherwise. Transactions between or among Introgen and its affiliates, whether now existing or created in the future, are excluded from this Agreement.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated April 17, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTROGEN THERAPEUTICS, INC.
By:	/s/ James W. Albrecht, Jr.
James W. Albrecht, Jr.
Chief Financial Officer

Date: April 17, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 17, 2008.